UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2005

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Almanor Avenue, Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2005, the Compensation Committee of the Board of Directors of Atheros approved the 2005 bonus plan for the Chief Executive Officer and other executive officers. The bonuses of the Chief Executive Officer and each executive officer will be based on Atheros’ achievement of certain financial and non-financial corporate performance objectives. The financial corporate performance objectives are specifically tied to corporate revenue, operating income and gross margin. The categories of the non-financial corporate performance objectives are market share, customer engagements and industry leadership, product development and operational excellence. There are three components for potential bonuses: first, a bonus of up to 25% of base salary (40% for the Chief Executive Officer) for the achievement of financial corporate performance objectives; second, a bonus of up to 10% of base salary (15% for the Chief Executive Officer) for the achievement of non-financial corporate performance objectives; and third, a bonus of up to 15% of base salary (45% for the Chief Executive Officer) for the achievement of higher levels of financial corporate performance objectives. These bonuses are expected to be paid annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2005

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Vice President and Chief Financial Officer